FOR IMMEDIATE RELEASE
January 31, 2005

Extendicare Closes Acquisition of Assisted Living Concepts

MARKHAM, ONTARIO – Extendicare Inc. (TSX: EXE.MV and EXE.SV; NYSE: EXE), and its wholly owned U.S. subsidiary, Extendicare Health Services, Inc. (EHSI), announced it has closed the acquisition of Assisted Living Concepts, Inc. (ALC) of Dallas, Texas (OTC. BB: ASLC). The transaction was approved at an ALC shareholders meeting held earlier today.

As previously announced on November 4, 2004, EHSI entered into a definitive merger and acquisition agreement with ALC to acquire all of the outstanding shares and stock options of ALC for US$18.50 per share totalling approximately US$129.5 million. Total consideration for the transaction, including assumption of debt, is approximately US$278 million.

ALC has a portfolio of 177 assisted living facilities, comprised of 122 owned properties and 55 leased facilities representing 6,838 units, located in 14 states; many in markets where Extendicare already operates. The portfolio is relatively new having been constructed through the mid-to-late 1990’s.

EHSI has financed this transaction through cash on hand of US$25 million, a loan from Extendicare Inc. of US$55 million, drawing US$60 million from its revolving line of credit, and assuming ALC’s existing debt of US$138 million. ALC’s debt will be non-recourse to EHSI, and it will be excluded from EHSI’s existing financial covenants under EHSI’s credit facility.

With this acquisition, Extendicare, through its subsidiaries, now operates 440 long-term care and assisted living facilities across North America, with capacity for over 34,400 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. The Company employs 38,500 people in North America.

Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “expect”, “intend”, “anticipate”, “believe”, “estimate”, “plan” or “objective” or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. In addition to the risks and uncertainties related to these statements, other risks and uncertainties are identified in Extendicare Inc.’s or Extendicare Health Services, Inc.’s filings with Canadian and United States securities regulators and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company’s compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against the Company; the Company’s ability to attract and retain qualified personnel; the availability and terms of capital to fund the Company’s capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgement of the party making such statements based upon current information, and the Company assumes no obligation to update any forward-looking statement.

For further information, contact:

Extendicare Inc.
Christopher Barnes
Manager, Investor Relations
Phone: (905) 470-5483; Fax: (905) 470-4003
Email: cbarnes@extendicare.com
Visit Extendicare’s Website @ www.extendicare.com